UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 2, 2018

Commission File No. 001-12575

UTAH MEDICAL PRODUCTS, INC.
(Exact name of Registrant as specified in its charter)

UTAH	87‑0342734
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7043 South 300 West
Midvale, Utah 84047
Address of principal executive offices

Registrant's telephone number:	(801) 566‑1200

ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b) On April 2, 2018, Paul O. Richins resigned as Principal Financial Officer of the Company due to his retirement. Mr. Richins is continuing as a member of the board of directors, including standing for re-election at the annual meeting of stockholders on May 4, 2018.

(c) On April 2, 2018, Brian L. Koopman was appointed Principal Financial Officer of the Company. Mr. Koopman has served as the Company's Controller since 2006. There have been no related party transactions.  Mr. Koopman is not subject to an employment agreement. His current annual base salary is $104,000, with opportunity for bonuses and employee benefits consistent with those provided to other Company employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchanges Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UTAH MEDICAL PRODUCTS, INC.
REGISTRANT

Date: 4/2/2018	By: /s/ Kevin L. Cornwell
Kevin L. Cornwell
CEO